Exhibit 99.1

Biohaven Reports Recent Business Developments and First Quarter 2026 Financial Results

•Biohaven to update clinical, regulatory, and operational progress at annual R&D Day at the upcoming Yale Innovation Summit on May 27, 2026.
•Advancement of high-value, late-stage priority programs:
◦Pivotal epilepsy program with selective Kv7 ion channel activator, opakalim, with expected topline results in 2H 2026.
◦Phase 2 obesity study with myostatin-activin pathway inhibitor, taldefgrobep alfa, completed enrollment and topline data expected in 2H 2026.
◦TRAP™ and MoDE™ Degraders Advancing to Pivotal Trials
▪Pivotal trials in both IgA nephropathy (IgAN) with Gd-IgA1 TRAP degrader, BHV-1400, and Graves’ disease with IgG MoDE degrader, BHV-1300, expected to initiate by mid-year.
•Sustained progress across development pipeline:
◦Enrollment in Phase 2 early Parkinson’s disease trial with brain-penetrant TYK2/JAK1 inhibitor, BHV-8000, continues to advance.
◦Enrollment advances in advanced endometrial cancer expansion cohort with the next-generation TROP-2 directed ADC BHV-1510 in combination with Libtayo.
◦Dose escalation advances with BHV-1530, a first-in-class FGFR3-directed antibody-drug conjugate (ADC). No dose-limiting toxicities observed to date.
•A total of 5 abstracts, including 1 oral presentation and 4 posters, featured at the American Academy of Neurology ("AAN") Annual Meeting
◦Highlight's Biohaven leadership, innovative science, and development programs evaluating novel therapies to treat neurological and immunological diseases, including Kv7 ion channel activation, extracellular protein degradation, and TYK2/JAK1 inhibition.

NEW HAVEN, Conn., May 4, 2026 /PRNewswire/ – Biohaven Ltd. (NYSE: BHVN) (Biohaven or the Company), a global clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of life-changing therapies to treat a broad range of rare and common diseases, today reported financial results for the first quarter ended March 31, 2026, and provided a review of recent accomplishments and anticipated upcoming developments.

Vlad Coric, M.D., Chairman and Chief Executive Officer of Biohaven, commented, “We are planning for a transformative year ahead at Biohaven, with multiple potential value-driving milestones on the horizon. In the coming several weeks, we expect the initiation of our pivotal clinical trials to advance our novel MoDE and TRAP extracellular protein degradation platform into two pivotal studies, BHV-1300 for Graves’ disease and BHV-1400 for IgA nephropathy. These pivotal trials represent a key milestone for the degrader platform and further extends the clinical validation of our strategy to selectively degrade disease-causing proteins with our precision immunology technology. In the second half of 2026, we expect to report pivotal data from our epilepsy program and topline results from our obesity program.”

Dr. Coric continued, “Additionally, our first-in-class FGFR3-directed ADC, BHV-1530, continues dose escalation with no dose-limiting toxicities observed to date, and we have begun an expansion cohort in advanced endometrial cancer with our next-generation TROP-2 directed ADC BHV-1510 in combination with Libtayo. We are also excited about progress with our TYK2/JAK1 inhibitor for early Parkinson’s disease and continue to advance enrollment in this trial. Finally, our thought leadership in neurology was on display last month at AAN, where we notably delivered a total of 5 oral presentations and posters highlighting our differentiated neuroscience and immunoscience portfolio. Though our approach has been marked by a disciplined and careful management of resources, we are pleased with progress achieved in recent months and look forward to sharing more detailed and robust updates across our portfolio at our annual R&D Day at the Yale Innovation Summit on May 27, 2026 in New Haven, Connecticut.”

First Quarter and Recent Business Updates

First Quarter 2026 and Recent Business Highlights

•Completed Enrollment in Phase 2 Obesity Study with Taldefgrobep Alfa – Taldefgrobep alfa, a myostatin-activin pathway inhibitor, offers the potential to achieve high-quality weight loss in people living with obesity. Biohaven initiated a taldefgrobep Phase 2 proof-of-concept study in obesity in 4Q 2025. This randomized, placebo-controlled dose-ranging study is evaluating the efficacy and tolerability of once-weekly and once-monthly taldefgrobep as monotherapy, via self-administered autoinjector, in adults living with overweight and obesity. Topline data from the study are expected in 2H 2026.
•Oral and poster presentations at AAN underpinned breadth of development work across core programs - In April 2026, the Company delivered 1 oral presentation and 4 posters at the AAN Annual Meeting, showcasing development programs including Kv7 ion channel activation, extracellular protein degraders, and TYK2/JAK1 inhibition.

Expected Upcoming Milestones:

We believe Biohaven is well positioned to achieve significant, value-creating milestones in 2026 across numerous programs:

Selective Kv7 Ion Channel Activator (Opakalim):
•Continue two Phase 2/3 studies in focal epilepsy; initial topline results for the first study expected in 2H 2026.
Myostatin-Activin Pathway Inhibitor (Taldefgrobep alfa):
•Completed enrollment in Phase 2 study in obesity in 1Q 2026; topline results expected in 2H 2026.
Lead TRAP and MoDE Extracellular Protein Degraders (BHV-1400 and BHV-1300)
•BHV-1400: Pivotal study initiation in IgAN study expected mid-year 2026
•BHV-1300: Pivotal study initiation in Graves' disease expected mid-year 2026.

Capital Position:

Cash, cash equivalents, marketable securities and restricted cash as of March 31, 2026, totaled approximately $351.8 million.

First Quarter 2025 Financial Highlights:

Research and Development (R&D) Expenses: R&D expenses, including non-cash share-based compensation costs, were $103.8 million for the three months ended March 31, 2026, compared to $187.6 million for the three months ended March 31, 2025. The decrease of $83.8 million was primarily due to decreases in direct program and preclinical spend, and non-cash share-based compensation expense in 2026 as compared to the same period in the prior year. The decrease in direct program spend was largely due to our strategic reprioritization of programs which was implemented in the fourth quarter of 2025. The decrease in R&D expense included a $17.0 million decrease in preclinical research programs, which was primarily due to an upfront share payment valued at $4.9 million and an accrual for an upfront cash payment of $5.0 million related to agreements entered into during the three months ended March 31, 2025.

General and Administrative (G&A) Expenses: G&A expenses, including non-cash share-based compensation costs, were $26.6 million for the three months ended March 31, 2026, compared to $34.0 million for the three months ended March 31, 2025. The decrease of $7.4 million was primarily due to decreased non-cash share-based compensation expense. Non-cash share-based compensation expense was $9.8 million for the three months ended March 31, 2026, a decrease of $8.0 million as compared to the same period in 2025. Non-cash share-based compensation expense was lower in 2026 primarily due to our annual equity incentive awards granted in the first quarter of 2026, which had a lower grant date fair value per share than the annual awards granted in the first quarter of 2025.

Other (Expense) Income, Net: Other (expense) income, net was other expense, net of $0.2 million for the three months ended March 31, 2026, compared to other income, net of $0.5 million for the three months ended March 31, 2025. The decrease of $0.3 million was primarily due to non-cash losses related to changes in fair value of our notes payable liability under the Note Purchase Agreement with Beetlejuice SA LLC, an affiliate of Oberland Capital Management LLC, entered into during the second quarter of 2025 (the NPA), and decreased investment income during the three months ended March 31, 2026, which was partially offset by losses recorded for the non-cash changes in the fair value of our forward contracts and derivative liabilities in connection with the amendment to our Membership Interest Purchase Agreement with Knopp Biosciences LLC in May 2024 (the Knopp Amendment) during the three months ended March 31, 2025.

Net Loss: Biohaven reported a net loss for the three months ended March 31, 2026 of $130.5 million, or $0.88 per share, compared to $221.7 million, or $2.17 per share, for the same period in 2025. Non-GAAP adjusted net loss for the three months ended March 31, 2026 was $102.2 million, or $0.69 per share, compared to $166.8 million, or $1.64 per share, for the same period in 2025. These non-GAAP adjusted net loss and non-GAAP adjusted net loss per share measures, more fully described below under “Non-GAAP Financial Measures,” exclude non-cash share-based compensation charges and losses from the change in fair value of derivatives. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the tables below.

Non-GAAP Financial Measures
This news release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP), and certain non-GAAP financial measures. In particular, Biohaven has provided non-GAAP adjusted net loss and adjusted net loss per share, which are adjusted to exclude non-cash share-based compensation, which is substantially dependent on changes in the market price of common shares, and changes in the fair value of derivative liabilities, which do not correlate to actual cash payment obligations in the relevant periods. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, Biohaven believes the presentation of non-GAAP adjusted net loss and adjusted net loss per share, when viewed in conjunction with GAAP results, provides investors with a more meaningful understanding of ongoing operating performance and can assist investors in comparing Biohaven's performance between periods.

In addition, these non-GAAP financial measures are among those indicators Biohaven uses as a basis for evaluating performance, and planning and forecasting future periods. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. A reconciliation between these non-GAAP measures and the most directly comparable GAAP measures is provided later in this news release.

About Biohaven
Biohaven is a biopharmaceutical company focused on the discovery, development, and commercialization of life-changing treatments in key therapeutic areas, including immunology, neuroscience, and oncology. The Company is advancing its innovative portfolio of therapeutics, leveraging its proven drug development experience and multiple proprietary drug development platforms. Biohaven's extensive clinical and preclinical programs include Kv7 ion channel modulation for epilepsy; MoDE™ and TRAP™ extracellular protein degradation for immunological diseases; and myostatin inhibition for neuromuscular and metabolic diseases, including obesity.

Forward-looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected timing and amounts of funding under the NPA. The use of certain words, including "continue", "plan", "will", "believe", "may", "expect", "anticipate" and similar expressions, is intended to identify forward-looking statements. Investors are cautioned that any forward-looking statements, including statements regarding the future development, timing and potential marketing approval and commercialization of development candidates and regarding reduction in annual direct R&D spend, are not guarantees of future performance or results and involve substantial risks and uncertainties. Actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors including: the expected timing, commencement and outcomes of Biohaven's planned and ongoing clinical trials; the timing of planned interactions and filings with the FDA; the timing and outcome of expected regulatory filings; complying with applicable U.S. regulatory requirements; the potential commercialization of Biohaven's product candidates and the expected timing thereof; the potential for Biohaven's product candidates to be successful therapies; the effectiveness of restructuring of business priorities; and the effectiveness and safety of Biohaven's product candidates. Additional important factors to be considered in connection with forward-looking statements are described in Biohaven's filings with the Securities and Exchange Commission, including within the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations". The forward-looking statements are made as of the date of this news release, and Biohaven does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

BIOHAVEN LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Operating expenses:
Research and development	$103,827	$187,584
General and administrative	26,601	33,977
Total operating expenses	130,428	221,561
Loss from operations	(130,428)	(221,561)
Other income, net	168	493
Loss before provision for income taxes	(130,260)	(221,068)
Provision for income taxes	272	609
Net loss	$(130,532)	$(221,677)
Net loss per share — basic and diluted	$(0.88)	$(2.17)
Weighted average common shares outstanding— basic and diluted	147,615,197	101,943,396

BIOHAVEN LTD.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share amounts)

	March 31, 2026	December 31, 2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$273,074	$229,957
Marketable securities	74,743	89,180
Prepaid expenses	34,667	47,022
Other current assets	3,165	2,170
Total current assets	385,649	368,329
Property and equipment, net	15,256	15,964
Intangible assets	18,400	18,400
Goodwill	1,390	1,390
Other non-current assets	45,711	47,364
Total assets	$466,406	$451,447
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$10,422	$11,643
Accrued expenses and other current liabilities	41,653	104,291
Total current liabilities	52,075	115,934
Non-current operating lease liability	38,363	39,958
Notes payable	241,912	238,900
Other non-current liabilities	4,556	4,583
Total liabilities	336,906	399,375
Shareholders' Equity:
Preferred shares, no par value; 10,000,000 shares authorized, no shares issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Common shares, no par value; 200,000,000 shares authorized as of March 31, 2026 and December 31, 2025; 150,506,490 and 132,775,113 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	2,132,908	1,934,276
Additional paid-in capital	203,358	193,984
Accumulated deficit	(2,215,068)	(2,084,536)
Accumulated other comprehensive income	8,302	8,348
Total shareholders' equity	129,500	52,072
Total liabilities and shareholders' equity	$466,406	$451,447

BIOHAVEN LTD.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Reconciliation of GAAP to Non-GAAP adjusted net loss:
GAAP net loss	$(130,532)	$(221,677)
Add: non-cash share-based compensation expense	28,286	53,062
Add: loss from change in fair value of derivatives	—	1,790
Non-GAAP adjusted net loss	$(102,246)	$(166,825)

Reconciliation of GAAP to Non-GAAP adjusted net loss per share — basic and diluted:
GAAP net loss per share — basic and diluted	$(0.88)	$(2.17)
Add: non-cash share-based compensation expense	0.19	0.51
Add: loss from change in fair value of derivatives	—	0.02
Non-GAAP adjusted net loss per share — basic and diluted	$(0.69)	$(1.64)

MoDE and TRAP are trademarks of Biohaven Therapeutics Ltd.

Investor Contact:
Jennifer Porcelli
Vice President, Investor Relations
jennifer.porcelli@biohavenpharma.com
+1 (201) 248-0741

Media Contact:
Christy Curran
Sam Brown Inc.
christycurran@sambrown.com
615-414-8668